UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 23 2012	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 23, 2012, Infrastructure Materials Corp. (the “Company”) announced that MGold Resources Inc. (“MGold”) has elected to terminate the option agreement (the “Option Agreement”) between MGold and the Company’s wholly-owned subsidiary, Silver Reserve Corp. (“SRC”), such termination to be effective as of April 15, 2012, or such earlier date as the Company and MGold might agree. No penalties will be incurred by either the Company or SRC as a result of the termination of the Option Agreement by MGold.

The Company, through its wholly-owned subsidiary SRC, entered into the Option Agreement with MGold as of August 19, 2011. Under the terms of the Option Agreement, MGold acquired the option to earn a 50% interest in each of SRC’s Silver Queen Claim Group and Klondyke Claim Group after incurring exploration expenditure costs over a thirty-month period totaling CDN$5,350,000 and making cash payments totaling CDN$2,265,000 over a thirty-three month period. The Option Agreement was terminable at any time by MGold, subject to a 30-day notice period. A summary of the terms of the Option Agreement was reported on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2011, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated March 23, 2012 entitled “Infrastructure Materials Corp.’s Option Partner Terminates Option Agreement for Silver Queen and Klondyke Properties”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

March 23, 2012	/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary